Exhibit 99.1

FOR IMMEDIATE RELEASE
October 18, 2019

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets, Energy Lending and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Third Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 132-year-old IBERIABANK (www.iberiabank.com), reported financial results for the third quarter ended September 30, 2019. For the quarter, the Company reported net income available to common shareholders of $96.3 million, or $1.82 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the third quarter of 2019 was $1.82 per common share, compared to $1.74 in the year-ago period, an increase of 5% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “We reported another quarter of solid earnings driven by strong growth in both loans and core deposits. As expected, our net interest margin was impacted by lower interest rates, but continued strength in fee income businesses and good expense discipline provided a partial offset to the impact. As we move toward the end of 2019 and prepare for 2020, we remain focused on continuing to grow our businesses throughout the Southeastern U.S., delivering strong financial results and maintaining stellar asset quality, while navigating the ever-challenging environment.”

Highlights for the third quarter of 2019 and at September 30, 2019:

	For the three months ended
	GAAP		Non-GAAP Core
	3Q19	2Q19	3Q19	2Q19
Diluted Earnings Per Common Share	$1.82	$1.86	$1.82	$1.87
Return on Average Assets	1.26%	1.30%	1.26%	1.31%
Return on Average Common Equity	9.46%	10.05%	9.46%	10.13%
Return on Average Tangible Common Equity	N/A	N/A	14.48%	15.58%
Efficiency Ratio	55.2%	54.0%	55.2%	53.8%
Tangible Efficiency Ratio (TE)	N/A	N/A	53.4%	52.0%

•
Total loan growth of $321.2 million on a linked quarter basis, or 6% annualized, primarily driven by growth in corporate asset finance and energy, and in the Birmingham, Mobile, and New Orleans markets. Total loan growth on a year-to-date basis was $1.2 billion, or 7%, on an annualized basis.

•
Total deposits increased $682.0 million compared to the prior quarter, or 11%, annualized. The Company experienced deposit growth in all but three of its operating markets, with no increase in brokered deposits from the prior quarter. On a year-to-date basis, we added $1.2 billion in total deposit balances, an annualized growth rate of 7%.

•
Non-interest income increased $4.8 million, or 8%, on a linked quarter basis. The increase was primarily driven by a $3.2 million gain on non-mortgage loan sales and a $1.6 million increase in customer swap commission income.

•
The Company's reported and cash net interest margins both decreased 13 basis points on a linked quarter basis, to 3.44% and 3.24%, respectively. The Company realized $7 million in recoveries, no significant change from the prior quarter.

•	The provision for credit losses totaled $9.0 million, compared to $10.8 million in the prior quarter. Asset quality measures remained strong and stable.

•
Net charge-offs to average loans on an annualized basis remained flat at 0.14% as compared to the prior quarter. Classified assets were 0.89% of total assets, compared to 0.97% in the prior quarter and 1.20% a year ago.

•
During the third quarter of 2019, the Company repurchased approximately 552 thousand shares of its outstanding common stock at a weighted average price of $72.46 per common share. The current share repurchase program has an additional 1.2 million common shares available, which we expect to repurchase over the next three quarters.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	9/30/2019	6/30/2019	% Change	9/30/2018	% Change
GAAP BASIS:
Income available to common shareholders	$96,251	$100,649	(4.4)	$97,866	(1.7)
Earnings per common share - diluted	1.82	1.86	(2.2)	1.73	5.2

Average loans and leases, net of unearned income	$23,522,892	$23,120,689	1.7	$22,162,373	6.1
Average total deposits	24,588,346	24,102,704	2.0	23,241,529	5.8
Net interest margin (TE) (1)	3.44%	3.57%		3.74%

Total revenues	$313,007	$314,164	(0.4)	$312,312	0.2
Total non-interest expense	172,662	169,618	1.8	169,062	2.1
Efficiency ratio	55.2%	54.0%		54.1%
Return on average assets	1.26	1.30		1.34
Return on average common equity	9.46	10.05		10.21

NON-GAAP BASIS (2):
Core revenues	$313,007	$315,176	(0.7)	$312,311	0.2
Core non-interest expense	172,662	169,543	1.8	168,362	2.6
Core earnings per common share - diluted	1.82	1.87	(2.7)	1.74	4.6
Core tangible efficiency ratio (TE) (1) (3)	53.4%	52.0%		51.9%
Core return on average assets	1.26	1.31		1.35
Core return on average common equity	9.46	10.13		10.27
Core return on average tangible common equity	14.48	15.58		16.34
Net interest margin (TE) - cash basis (1)	3.24	3.37		3.47

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results
Net interest income decreased $6.0 million, or 2%, on a linked quarter basis. The yield on total earning assets was 11 basis points lower at 4.59% compared to 4.70% in the prior quarter. Average loans increased $402.2 million, or 7% annualized, while the associated taxable-equivalent yield decreased 13 basis points. The decrease in loan yield was primarily attributable to the repricing of variable rate loans as a result of recent cuts to the target federal funds rate and the corresponding impact to LIBOR.

Average interest-bearing deposits increased $502.8 million, or 11% annualized, and the cost of interest-bearing deposits rose 5 basis points to 1.55% on a linked quarter basis. Total average interest-bearing liabilities increased by $195.1 million, or 4% annualized, and the cost of interest-bearing liabilities rose 3 basis points to 1.64%. The total cost of funding in the third quarter of 2019 was 1.24% compared to 1.22% in the prior quarter. The lower loan yield along with the increase in cost of funds resulted in a decrease in the reported and cash net interest margins of 13 basis points to 3.44% and 3.24%, respectively.

The provision for credit losses totaled $9.0 million compared to $10.8 million in the prior quarter. Asset quality measures remained strong and stable. Net charge-offs to average loans on an annualized basis remained flat at 0.14% compared to the prior quarter. Non-performing assets to total assets were 0.58% compared to 0.60% in the prior quarter. On a linked quarter basis, the allowance for loan and lease losses to total loans and leases decreased slightly to 0.62% compared to 0.63% in the prior quarter and covered 93% of non-performing loans.

Non-interest income increased $4.8 million, or 8%, on a linked quarter basis. The increase was primarily driven by a $3.2 million gain on non-mortgage loan sales and a $1.6 million increase in customer swap commission income.

Non-interest expense increased $3.0 million, or 2%, compared to the linked quarter, primarily as a result of a $2.3 million increase in occupancy and equipment expense from a write-off on certain long-lived assets and a $2.0 million increase in OREO expense, partially offset by lower travel and other expenses.

On a linked quarter basis, the efficiency ratio increased to 55.2% from 54.0%, primarily due to the decrease in net interest income, while the non-GAAP core tangible efficiency ratio increased to 53.4% compared to 52.0%. The Company continues to focus on cost containment and revenue enhancement efforts to deliver positive operating leverage. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		9/30/2019	6/30/2019	% Change	9/30/2018	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$23,676,537	$23,355,311	1.4	$22,343,906	6.0
	Total deposits	24,977,285	24,295,331	2.8	23,193,446	7.7

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.23%	0.18%		0.32%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.02	0.00		0.06
	Non-performing assets to total assets (1)(2)	0.58	0.60		0.63
	Classified assets to total assets (3)	0.89	0.97		1.20

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	9.05%	8.97%		8.69%
	Tier 1 leverage ratio (6)	9.78	9.71		9.65
	Total risk-based capital ratio (6)	12.34	12.33		12.42

PER COMMON SHARE DATA:
	Book value	$77.58	$75.93	2.2	$68.03	14.0
	Tangible book value (Non-GAAP) (4) (5)	52.68	51.20	2.9	44.72	17.8
	Closing stock price	75.54	75.85	(0.4)	81.35	(7.1)
	Cash dividends	0.45	0.43	4.7	0.39	15.4

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $283 million, $304 million and $360 million at September 30, 2019, June 30, 2019, and September 30, 2018, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of September 30, 2019 are preliminary.

Loans and Leases
On a linked quarter basis, total loans and leases increased $321.2 million, or 6% annualized, to $23.7 billion at September 30, 2019. Growth during the third quarter of 2019 was strongest in the Energy Group (reserve-based and midstream lending), the Corporate Asset Finance Group (equipment financing and leasing business), and the Birmingham, Mobile, and New Orleans markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in significant MSAs in the Southeastern United States.

Table C - Period-End Loans and Leases
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2019	6/30/2019	9/30/2018	$	%	Annualized	$	%	9/30/2019	6/30/2019
Commercial loans and leases	$16,299,881	$15,980,029	$14,962,923	319,852	2.0	7.9%	1,336,958	8.9	68.9%	68.5%
Residential mortgage loans	4,649,745	4,538,194	4,300,163	111,551	2.5	9.8%	349,582	8.1	19.6%	19.4%
Consumer and other loans	2,726,911	2,837,088	3,080,820	(110,177)	(3.9)	(15.4)%	(353,909)	(11.5)	11.5%	12.1%
Total loans and leases	$23,676,537	$23,355,311	$22,343,906	321,226	1.4	5.5%	1,332,631	6.0	100.0%	100.0%

Investment Securities

On an average balance and linked quarter basis, the investment portfolio decreased $291.4 million, or 24% annualized, to $4.6 billion, primarily due to sales of available-for-sale securities. On a period-end basis, investment securities were $4.4 billion, or 14% of total assets. At September 30, 2019, approximately 96% of the investment portfolio was in available-for-sale securities, which experience unrealized gains as interest rates fall. The investment portfolio had an effective duration of 2.5 years at September 30, 2019, down from 2.6 years at June 30, 2019, and a $70.1 million unrealized gain at September 30, 2019, up from a $58.4 million unrealized gain at June 30, 2019. The average yield on investment securities decreased 12 basis points to 2.71% in the third quarter of 2019. The investment portfolio primarily consists of government agency securities. Municipal securities comprised 7.1% of total investments at September 30, 2019.

Deposits and Funding
Total deposits increased $682.0 million, or 11% annualized, to $25.0 billion at September 30, 2019. Growth during the third quarter of 2019 was strongest in the Miami-Dade, Southwest Louisiana, and Baton Rouge markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	9/30/2019	6/30/2019	9/30/2018	$	%	Annualized	$	%	9/30/2019	6/30/2019
Non-interest-bearing	$6,518,783	$6,474,394	$6,544,926	44,389	0.7	2.7%	(26,143)	(0.4)	26.1%	26.6%
NOW accounts	4,503,353	4,610,577	4,247,533	(107,224)	(2.3)	(9.2)%	255,820	6.0	18.0%	19.0%
Money market accounts	8,654,605	8,192,752	8,338,682	461,853	5.6	22.4%	315,923	3.8	34.7%	33.7%
Savings accounts	671,156	702,711	820,354	(31,555)	(4.5)	(17.8)%	(149,198)	(18.2)	2.7%	2.9%
Time deposits	4,629,388	4,314,897	3,241,951	314,491	7.3	28.9%	1,387,437	42.8	18.5%	17.8%
Total deposits	$24,977,285	$24,295,331	$23,193,446	681,954	2.8	11.1%	1,783,839	7.7	100.0%	100.0%

Asset Quality
Credit quality remained strong and stable. Classified assets decreased $21.2 million, or 7%, from June 30, 2019 and were 0.89% of total assets compared to 0.97% in the prior quarter and 1.20% in the prior year. Non-performing assets to total assets were 0.58% at September 30, 2019 compared to 0.60% in the prior quarter and 0.63% in the prior year. Loans 30-89 days past due and still accruing represented 0.23% of total loans and leases compared to 0.18% in the prior quarter and 0.32% one year ago. As a percentage of average loans and leases, annualized net charge-offs for the quarter and year-to-date periods remained unchanged from the prior quarter at 0.14%.

The allowance for loan and lease losses was $146.2 million and represented 0.62% of total loans and leases compared to 0.63% as of June 30, 2019.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position
At September 30, 2019, the non-GAAP tangible common equity ratio was 9.05%, up 8 basis points compared to June 30, 2019, and the preliminary Tier 1 leverage ratio was 9.78%, up 7 basis points compared to June 30, 2019. The preliminary calculation of the total risk-based capital ratio at September 30, 2019, was 12.34%, up 1 basis point compared to June 30, 2019.

At September 30, 2019, book value per common share was $77.58, up $1.65 per share, compared to June 30, 2019. Tangible book value per common share was $52.68, up $1.48 per share, compared to June 30, 2019. Based on the closing stock price of the Company’s common stock of $76.08 per share on October 17, 2019, this price equated to 0.98 times September 30, 2019 book value per common share and 1.44 times September 30, 2019 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On July 17, 2019, the Company announced a quarterly cash dividend of $0.45 per common share, an increase of approximately 5% compared to the common dividend declared in May. The dividend is payable on October 25, 2019 to shareholders of record as of September 30, 2019.

Preferred Stock. On July 3, 2019, the Company announced a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that was payable on August 1, 2019 to shareholders of record as of July 17, 2019. On July 3, 2019, the Company also announced a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that was payable on August 1, 2019 to shareholders of record as of July 17, 2019.

On October 3, 2019, the Company announced a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on November 1, 2019 to shareholders of record as of October 17, 2019. On October 3, 2019, the Company also announced a semi-annual cash dividend of $0.8769 per depositary share of Series D Preferred Stock that is payable on November 1, 2019 to shareholders of record as of October 17, 2019.

Common Stock Repurchase Program. On July 17, 2019 the Board of Directors authorized the repurchase of up to 1,600,000 shares of the Company's common stock. This repurchase authorization equated to approximately 3% of total common shares outstanding. Stock repurchases under this program will be made from time to time on the open market or in privately negotiated transactions at the discretion of the management of the Company. The timing of these repurchases will depend on market conditions and other requirements. The Company currently anticipates the share repurchase program will be completed within the next year. During the third quarter of 2019, the Company repurchased 552,230 common shares, at a weighted average price of $72.46 per common share. At September 30, 2019, the Company had approximately 1,165,000 remaining shares that may be repurchased under the current Board-approved plan.

Updated 2019 Financial Guidance

Updated 2019 Guidance (1)
Average Earning Assets	$28.7B ~ $29.0B
Consolidated Loan Growth	6.50% ~ 7.25%
Consolidated Deposit Growth	6.50% ~ 7.25%
Provision Expense	$38MM ~ $43MM
Non-Interest Income (Core Basis)	$230MM ~ $235MM
Non-Interest Expense (Core Basis)	$667MM ~ $673MM
Net Interest Margin	3.43% ~ 3.47%
Tax Rate	23.5% ~ 24.0%
Preferred Dividend & Unrestricted Shares	$16.0MM ~ $17.0MM
Share Repurchase Activity	$235MM ~ $240MM
Credit Quality	Stable
(1) Updated guidance includes three interest rate cuts of 25 basis points; one each in July, September, and October 2019

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with locations in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, Mississippi, Missouri, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP", "IBKCO", and "IBKCN", respectively. The Company’s common stock market capitalization was approximately $4.0 billion, based on the closing stock price on October 17, 2019.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	Janney Montgomery Scott, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, October 18, 2019, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 4011645. A replay of the call will be available until midnight Central Time on October 25, 2019, by dialing 1-877-344-7529. The confirmation code for the replay is 10134915. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, debt repayment penalties, and gains, losses, and impairment charges on long-lived assets. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, www.sec.gov, and the Company's website, www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	9/30/2019	6/30/2019	% Change	9/30/2018	% Change
Net interest income	$249,333	$255,339	(2.4)	$259,225	(3.8)
Net interest income (TE) (1)	250,653	256,677	(2.3)	260,686	(3.8)
Total revenues	313,007	314,164	(0.4)	312,312	0.2
Provision for credit losses	8,986	10,755	(16.4)	11,384	(21.1)
Non-interest expense	172,662	169,618	1.8	169,062	2.1
Net income available to common shareholders	96,251	100,649	(4.4)	97,866	(1.7)

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.83	$1.87	(2.1)	$1.74	5.2
Earnings available to common shareholders - diluted	1.82	1.86	(2.2)	1.73	5.2
Core earnings (Non-GAAP) (2)	1.82	1.87	(2.7)	1.74	4.6
Book value	77.58	75.93	2.2	68.03	14.0
Tangible book value (Non-GAAP) (2) (3)	52.68	51.20	2.9	44.72	17.8
Closing stock price	75.54	75.85	(0.4)	81.35	(7.1)
Cash dividends	0.45	0.43	4.7	0.39	15.4

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.44%	3.57%		3.74%
Efficiency ratio	55.2	54.0		54.1
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	53.4	52.0		51.9
Return on average assets	1.26	1.30		1.34
Return on average common equity	9.46	10.05		10.21
Core return on average tangible common equity (Non-GAAP) (2)(3)	14.48	15.58		16.34
Effective tax rate	24.0	24.1		23.1
Full-time equivalent employees	3,397	3,418		3,429

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	9.05%	8.97%		8.69%
Tangible common equity to risk-weighted assets (3)	10.51	10.45		10.17
Tier 1 leverage ratio (4)	9.78	9.71		9.65
Common equity Tier 1 (CET 1) ratio (4)	10.41	10.37		10.79
Tier 1 capital ratio (4)	11.28	11.26		11.33
Total risk-based capital ratio (4)	12.34	12.33		12.42
Common stock dividend payout ratio	24.4	22.6		21.8
Classified assets to Tier 1 capital (7)	9.6	10.4		12.9

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (5)	0.58%	0.60%	0.63%
	ALLL to total loans and leases	0.62	0.63	0.61
	Net charge-offs to average loans (annualized)	0.14	0.14	0.16
	Non-performing assets to total loans and OREO (5)	0.78	0.80	0.84

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of September 30, 2019 are preliminary.
(5)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)
Classified assets include loans rated substandard or worse, non-performing mortgage and consumer loans, and OREO and foreclosed property and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	9/30/2019	6/30/2019	$	%	3/31/2019	12/31/2018	9/30/2018	$	%
Interest income	$333,178	$335,967	(2,789)	(0.8)	$326,084	$330,196	$317,067	16,111	5.1
Interest expense	83,845	80,628	3,217	4.0	75,600	65,175	57,842	26,003	45.0
Net interest income	249,333	255,339	(6,006)	(2.4)	250,484	265,021	259,225	(9,892)	(3.8)
Provision for credit losses	8,986	10,755	(1,769)	(16.4)	13,763	13,094	11,384	(2,398)	(21.1)
Net interest income after provision for credit losses	240,347	244,584	(4,237)	(1.7)	236,721	251,927	247,841	(7,494)	(3.0)
Mortgage income	17,432	18,444	(1,012)	(5.5)	11,849	10,379	12,729	4,703	36.9
Service charges on deposit accounts	13,209	12,847	362	2.8	12,810	13,425	13,520	(311)	(2.3)
Title revenue	7,170	6,895	275	4.0	5,225	5,996	6,280	890	14.2
Broker commissions	1,800	2,044	(244)	(11.9)	1,953	1,951	2,627	(827)	(31.5)
ATM/debit card fee income	2,948	3,032	(84)	(2.8)	2,582	2,267	2,470	478	19.4
Income from bank owned life insurance	1,760	1,750	10	0.6	1,797	2,023	1,744	16	0.9
Gain (loss) on sale of available-for-sale securities	27	(1,014)	1,041	102.7	—	(49,844)	—	27	100.0
Trust department income	4,281	4,388	(107)	(2.4)	4,167	4,319	3,993	288	7.2
Other non-interest income	15,047	10,439	4,608	44.1	12,126	10,453	9,724	5,323	54.7
Total non-interest income	63,674	58,825	4,849	8.2	52,509	969	53,087	10,587	19.9
Salaries and employee benefits	103,257	103,375	(118)	(0.1)	98,296	101,551	101,159	2,098	2.1
Occupancy and equipment	21,316	18,999	2,317	12.2	18,564	18,379	18,889	2,427	12.8
Amortization of acquisition intangibles	4,410	4,786	(376)	(7.9)	5,009	5,083	5,382	(972)	(18.1)
Computer services expense	9,638	9,383	255	2.7	9,157	8,942	9,036	602	6.7
Professional services	6,323	6,244	79	1.3	4,450	8,628	5,519	804	14.6
Credit and other loan related expense	4,532	4,141	391	9.4	2,859	4,776	4,830	(298)	(6.2)
Other non-interest expense	23,186	22,690	496	2.2	20,418	21,630	24,247	(1,061)	(4.4)
Total non-interest expense	172,662	169,618	3,044	1.8	158,753	168,989	169,062	3,600	2.1
Income before income taxes	131,359	133,791	(2,432)	(1.8)	130,477	83,907	131,866	(507)	(0.4)
Income tax expense (benefit)	31,509	32,193	(684)	(2.1)	30,346	(46,132)	30,401	1,108	3.6
Net income	99,850	101,598	(1,748)	(1.7)	100,131	130,039	101,465	(1,615)	(1.6)
Less: Preferred stock dividends	3,599	949	2,650	279.2	3,598	949	3,599	—	—
Net income available to common shareholders	$96,251	$100,649	(4,398)	(4.4)	$96,533	$129,090	$97,866	(1,615)	(1.7)

Income available to common shareholders - basic	$96,251	$100,649	(4,398)	(4.4)	$96,533	$129,090	$97,866	(1,615)	(1.7)

Less: Earnings allocated to unvested restricted stock	874	999	(125)	(12.5)	933	1,214	908	(34)	(3.7)
Earnings allocated to common shareholders	$95,377	$99,650	(4,273)	(4.3)	$95,600	$127,876	$96,958	(1,581)	(1.6)

Earnings per common share - basic	$1.83	$1.87	(0.04)	(2.1)	$1.76	$2.33	$1.74	0.09	5.2

Earnings per common share - diluted	1.82	1.86	(0.04)	(2.2)	1.75	2.32	1.73	0.09	5.2
Impact of non-core items (Non-GAAP) (1)	—	0.01	(0.01)	(100.0)	(0.03)	(0.46)	0.01	(0.01)	(100.0)
Earnings per share - diluted, excluding non-core items (Non-GAAP)(1)	$1.82	$1.87	(0.05)	(2.7)	$1.72	$1.86	$1.74	0.08	4.6

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	51,984	53,345	(1,361)	(2.6)	54,177	54,892	55,571	(3,587)	(6.5)
Weighted average common shares outstanding - diluted	52,292	53,674	(1,382)	(2.6)	54,539	55,215	55,945	(3,653)	(6.5)
Book value shares (period end)	52,266	52,805	(539)	(1.0)	54,551	54,796	56,007	(3,741)	(6.7)

(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Nine Months Ended
			Change
	9/30/2019	9/30/2018	$	%
Interest income	$995,229	$891,433	103,796	11.6
Interest expense	240,073	143,206	96,867	67.6
Net interest income	755,156	748,227	6,929	0.9
Provision for credit losses	33,504	27,290	6,214	22.8
Net interest income after provision for credit losses	721,652	720,937	715	0.1
Mortgage income	47,725	36,045	11,680	32.4
Service charges on deposit accounts	38,866	39,378	(512)	(1.3)
Title revenue	19,290	18,153	1,137	6.3
Broker commissions	5,797	7,244	(1,447)	(20.0)
ATM/debit card fee income	8,562	8,028	534	6.7
Income from bank owned life insurance	5,307	4,287	1,020	23.8
(Loss) gain on sale of available-for-sale securities	(987)	(56)	(931)	NM
Trust department income	12,836	11,662	1,174	10.1
Other non-interest income	37,612	26,852	10,760	40.1
Total non-interest income	175,008	151,593	23,415	15.4
Salaries and employee benefits	304,928	313,190	(8,262)	(2.6)
Occupancy and equipment	58,879	58,867	12	NM
Amortization of acquisition intangibles	14,205	16,595	(2,390)	(14.4)
Computer services expense	28,178	30,738	(2,560)	(8.3)
Professional services	17,017	20,070	(3,053)	(15.2)
Credit and other loan related expense	11,532	14,313	(2,781)	(19.4)
Other non-interest expense	66,294	100,137	(33,843)	(33.8)
Total non-interest expense	501,033	553,910	(52,877)	(9.5)
Income before income taxes	395,627	318,620	77,007	24.2
Income tax expense	94,048	78,410	15,638	19.9
Net income	301,579	240,210	61,369	25.5
Less: Preferred stock dividends	8,146	8,146	—	—
Net income available to common shareholders	$293,433	$232,064	61,369	26.4

Income available to common shareholders - basic	$293,433	$232,064	61,369	26.4
Less: Earnings allocated to unvested restricted stock	2,806	2,341	465	19.9
Earnings allocated to common shareholders	$290,627	$229,723	60,904	26.5

Earnings per common share - basic	$5.47	$4.17	1.30	31.2

Earnings per common share - diluted	5.43	4.14	1.29	31.2
Impact of non-core items (Non-GAAP) (1)	(0.02)	0.69	(0.71)	(102.9)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$5.41	$4.83	0.58	12.0

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	53,160	55,047	(1,887)	(3.4)
Weighted average common shares outstanding - diluted	53,493	55,407	(1,914)	(3.5)
Book value shares (period end)	52,266	56,007	(3,741)	(6.7)
(1) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
NM - not meaningful

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2019	6/30/2019	$	%	3/31/2019	12/31/2018	9/30/2018	$	%
Cash and due from banks	$353,346	$289,502	63,844	22.1	$280,680	$294,186	$291,083	62,263	21.4
Interest-bearing deposits in other banks	577,587	499,813	77,774	15.6	391,217	396,267	184,852	392,735	212.5
Total cash and cash equivalents	930,933	789,315	141,618	17.9	671,897	690,453	475,935	454,998	95.6
Investment securities available for sale	4,238,082	4,455,308	(217,226)	(4.9)	4,873,778	4,783,579	4,634,124	(396,042)	(8.5)
Investment securities held to maturity	185,007	192,917	(7,910)	(4.1)	198,958	207,446	213,561	(28,554)	(13.4)
Total investment securities	4,423,089	4,648,225	(225,136)	(4.8)	5,072,736	4,991,025	4,847,685	(424,596)	(8.8)
Mortgage loans held for sale	255,276	187,987	67,289	35.8	128,451	107,734	42,976	212,300	494.0
Loans and leases, net of unearned income	23,676,537	23,355,311	321,226	1.4	22,968,295	22,519,815	22,343,906	1,332,631	6.0
Allowance for loan and lease losses	(146,235)	(146,386)	(151)	(0.1)	(142,966)	(140,571)	(136,950)	9,285	6.8
Loans and leases, net	23,530,302	23,208,925	321,377	1.4	22,825,329	22,379,244	22,206,956	1,323,346	6.0
Premises and equipment, net	298,309	295,897	2,412	0.8	297,342	300,507	304,605	(6,296)	(2.1)
Goodwill and other intangible assets	1,314,676	1,317,151	(2,475)	(0.2)	1,319,992	1,324,269	1,313,478	1,198	0.1
Other assets	982,013	999,032	(17,019)	(1.7)	944,442	1,039,783	926,752	55,261	6.0
Total assets	$31,734,598	$31,446,532	288,066	0.9	$31,260,189	$30,833,015	$30,118,387	1,616,211	5.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,518,783	$6,474,394	44,389	0.7	$6,448,613	$6,542,490	$6,544,926	(26,143)	(0.4)
NOW accounts	4,503,353	4,610,577	(107,224)	(2.3)	4,452,966	4,514,113	4,247,533	255,820	6.0
Savings and money market accounts	9,325,761	8,895,463	430,298	4.8	9,119,263	9,066,205	9,159,036	166,725	1.8
Time deposits	4,629,388	4,314,897	314,491	7.3	4,071,220	3,640,623	3,241,951	1,387,437	42.8
Total deposits	24,977,285	24,295,331	681,954	2.8	24,092,062	23,763,431	23,193,446	1,783,839	7.7
Short-term borrowings	275,000	813,000	(538,000)	(66.2)	845,000	1,167,000	790,000	(515,000)	(65.2)
Securities sold under agreements to repurchase	223,049	184,507	38,542	20.9	261,131	315,882	452,719	(229,670)	(50.7)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,274,092	1,254,649	19,443	1.5	1,355,345	1,046,041	1,346,700	(72,608)	(5.4)
Other liabilities	581,762	540,935	40,827	7.5	444,710	364,274	273,051	308,711	113.1
Total liabilities	27,451,298	27,208,532	242,766	0.9	27,118,358	26,776,738	26,176,026	1,275,272	4.9
Total shareholders' equity	4,283,300	4,238,000	45,300	1.1	4,141,831	4,056,277	3,942,361	340,939	8.6
Total liabilities and shareholders' equity	$31,734,598	$31,446,532	288,066	0.9	$31,260,189	$30,833,015	$30,118,387	1,616,211	5.4

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	9/30/2019	6/30/2019	$	%	3/31/2019	12/31/2018	9/30/2018	$	%
Cash and due from banks	$272,273	$275,917	(3,644)	(1.3)	$291,659	$281,509	$279,918	(7,645)	(2.7)
Interest-bearing deposits in other banks	531,665	436,948	94,717	21.7	332,638	385,619	259,455	272,210	104.9
Total cash and cash equivalents	803,938	712,865	91,073	12.8	624,297	667,128	539,373	264,565	49.1
Investment securities available for sale	4,365,558	4,650,757	(285,199)	(6.1)	4,816,855	4,567,564	4,673,454	(307,896)	(6.6)
Investment securities held to maturity	189,400	195,639	(6,239)	(3.2)	202,601	211,333	216,419	(27,019)	(12.5)
Total investment securities	4,554,958	4,846,396	(291,438)	(6.0)	5,019,456	4,778,897	4,889,873	(334,915)	(6.8)
Mortgage loans held for sale	209,778	159,931	49,847	31.2	95,588	63,033	87,823	121,955	138.9
Loans and leases, net of unearned income	23,522,892	23,120,689	402,203	1.7	22,599,686	22,364,188	22,162,373	1,360,519	6.1
Allowance for loan and lease losses	(148,203)	(145,854)	(2,349)	1.6	(140,915)	(138,675)	(139,075)	(9,128)	6.6
Loans and leases, net	23,374,689	22,974,835	399,854	1.7	22,458,771	22,225,513	22,023,298	1,351,391	6.1
Premises and equipment, net	298,055	298,119	(64)	0.0	299,741	302,956	315,259	(17,204)	(5.5)
Goodwill and other intangible assets	1,315,359	1,318,182	(2,823)	(0.2)	1,322,288	1,318,200	1,316,527	(1,168)	(0.1)
Other assets	997,514	961,494	36,020	3.7	1,013,359	977,740	874,078	123,436	14.1
Total assets	$31,554,291	$31,271,822	282,469	0.9	$30,833,500	$30,333,467	$30,046,231	1,508,060	5.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,425,026	$6,442,217	(17,191)	(0.3)	$6,271,313	$6,646,071	$6,684,343	(259,317)	(3.9)
NOW accounts	4,451,579	4,488,691	(37,112)	(0.8)	4,458,634	4,212,304	4,296,392	155,187	3.6
Savings and money market accounts	9,188,186	9,014,822	173,364	1.9	9,089,099	9,169,184	9,237,614	(49,428)	(0.5)
Time deposits	4,523,555	4,156,974	366,581	8.8	3,859,354	3,457,017	3,023,180	1,500,375	49.6
Total deposits	24,588,346	24,102,704	485,642	2.0	23,678,400	23,484,576	23,241,529	1,346,817	5.8
Short-term borrowings	606,739	782,516	(175,777)	(22.5)	859,576	602,593	820,087	(213,348)	(26.0)
Securities sold under agreements to repurchase	187,305	214,090	(26,785)	(12.5)	291,643	386,563	376,078	(188,773)	(50.2)
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,240,382	1,345,575	(105,193)	(7.8)	1,343,752	1,308,086	1,260,900	(20,518)	(1.6)
Other liabilities	545,838	463,803	82,035	17.7	434,516	470,501	292,445	253,393	86.6
Total liabilities	27,288,720	27,028,798	259,922	1.0	26,727,997	26,372,429	26,111,149	1,177,571	4.5
Total shareholders' equity	4,265,571	4,243,024	22,547	0.5	4,105,503	3,961,038	3,935,082	330,489	8.4
Total liabilities and shareholders' equity	$31,554,291	$31,271,822	282,469	0.9	$30,833,500	$30,333,467	$30,046,231	1,508,060	5.0

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	9/30/2019	6/30/2019	$	%	3/31/2019	12/31/2018	9/30/2018	$	%
Commercial loans and leases:
Real estate- construction	$1,330,014	$1,342,984	(12,970)	(1.0)	$1,219,647	$1,196,366	$1,127,988	202,026	17.9
Real estate- owner-occupied (1)	2,468,061	2,373,143	94,918	4.0	2,408,079	2,395,822	2,458,964	9,097	0.4
Real estate- non-owner occupied	6,011,681	6,102,143	(90,462)	(1.5)	6,147,864	5,796,117	5,794,931	216,750	3.7
Commercial and industrial (6)	6,490,125	6,161,759	328,366	5.3	5,852,568	5,737,017	5,581,040	909,085	16.3
Total commercial loans and leases	16,299,881	15,980,029	319,852	2.0	15,628,158	15,125,322	14,962,923	1,336,958	8.9

Residential mortgage loans	4,649,745	4,538,194	111,551	2.5	4,415,267	4,359,156	4,300,163	349,582	8.1

Consumer and other loans:
Home equity	2,053,588	2,147,897	(94,309)	(4.4)	2,220,648	2,304,694	2,350,176	(296,588)	(12.6)
Other	673,323	689,191	(15,868)	(2.3)	704,222	730,643	730,644	(57,321)	(7.8)
Total consumer and other loans	2,726,911	2,837,088	(110,177)	(3.9)	2,924,870	3,035,337	3,080,820	(353,909)	(11.5)
Total loans and leases	$23,676,537	$23,355,311	321,226	1.4	$22,968,295	$22,519,815	$22,343,906	1,332,631	6.0

Allowance for loan and lease losses (2)	$(146,235)	$(146,386)	(151)	(0.1)	$(142,966)	$(140,571)	$(136,950)	9,285	6.8
Loans and leases, net	23,530,302	23,208,925	321,377	1.4	22,825,329	22,379,244	22,206,956	1,323,346	6.0

Reserve for unfunded commitments	(16,144)	(15,281)	863	5.6	(15,981)	(14,830)	(14,721)	1,423	9.7
Allowance for credit losses	(162,379)	(161,667)	712	0.4	(158,947)	(155,401)	(151,671)	10,708	7.1

ASSET QUALITY DATA
Non-accrual loans (3)	$153,113	$158,992	(5,879)	(3.7)	$148,056	$137,184	$143,595	9,518	6.6
Other real estate owned and foreclosed assets	27,075	28,106	(1,031)	(3.7)	30,606	30,394	32,418	(5,343)	(16.5)
Accruing loans more than 90 days past due (3)	4,790	851	3,939	462.9	4,111	2,128	12,452	(7,662)	(61.5)
Total non-performing assets (3)(4)	$184,978	$187,949	(2,971)	(1.6)	$182,773	$169,706	$188,465	(3,487)	(1.9)

Loans 30-89 days past due (3)	$54,618	$43,021	11,597	27.0	$45,334	$57,332	$70,624	(16,006)	(22.7)

Non-performing assets to total assets (3)(4)	0.58%	0.60%			0.58%	0.55%	0.63%
Non-performing assets to total loans and OREO (3)(4)	0.78	0.80			0.79	0.75	0.84
ALLL to non-performing loans (3)(5)	92.6	91.6			94.0	100.9	87.8
ALLL to non-performing assets (3)(4)	79.1	77.9			78.2	82.8	72.7
ALLL to total loans and leases	0.62	0.63			0.62	0.62	0.61

Quarter-to-date charge-offs	$10,777	$10,275	502	4.9	$8,918	$10,806	$12,006	(1,229)	(10.2)
Quarter-to-date recoveries	(2,336)	(2,218)	118	5.3	(1,586)	(3,097)	(3,049)	(713)	(23.4)
Quarter-to-date net charge-offs	$8,441	$8,057	384	4.8	$7,332	$7,709	$8,957	(516)	(5.8)

Net charge-offs to average loans (annualized)	0.14%	0.14%			0.13%	0.14%	0.16%

(1) Real estate- owner-occupied is defined as loans with a "1E1" call report code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2019			6/30/2019			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$16,155,962	$205,350	5.06%	$15,766,423	$205,093	5.24%	(18)
Residential mortgage loans	4,588,549	50,939	4.44	4,482,150	49,388	4.41	3
Consumer and other loans	2,778,381	40,501	5.78	2,872,116	42,205	5.89	(11)
Total loans and leases	23,522,892	296,790	5.03	23,120,689	296,686	5.16	(13)
Mortgage loans held for sale	209,778	1,936	3.69	159,931	1,588	3.97	(28)
Investment securities (2)	4,493,789	29,932	2.71	4,853,858	33,803	2.83	(12)
Other earning assets	733,305	4,520	2.44	639,232	3,890	2.44	—
Total earning assets	28,959,764	333,178	4.59	28,773,710	335,967	4.70	(11)
Allowance for loan and lease losses	(148,203)			(145,854)
Non-earning assets	2,742,730			2,643,966
Total assets	$31,554,291			$31,271,822

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,451,579	$11,305	1.01%	$4,488,691	$11,623	1.04%	(3)
Savings and money market accounts	9,188,186	32,959	1.42	9,014,822	30,845	1.37	5
Time deposits	4,523,555	26,489	2.32	4,156,974	23,398	2.26	6
Total interest-bearing deposits (3)	18,163,320	70,753	1.55	17,660,487	65,866	1.50	5
Short-term borrowings	794,044	3,880	1.94	996,606	5,197	2.09	(15)
Long-term debt	1,360,492	9,212	2.69	1,465,685	9,565	2.62	7
Total interest-bearing liabilities	20,317,856	83,845	1.64	20,122,778	80,628	1.61	3
Non-interest-bearing deposits	6,425,026			6,442,217
Non-interest-bearing liabilities	545,838			463,803
Total liabilities	27,288,720			27,028,798
Total shareholders' equity	4,265,571			4,243,024
Total liabilities and shareholders' equity	$31,554,291			$31,271,822

Net interest income/Net interest spread		$249,333	2.95%		$255,339	3.09%	(14)
Taxable equivalent benefit		1,320	0.02		1,338	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$250,653	3.44%		$256,677	3.57%	(13)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended September 30, 2019 and June 30, 2019 were 1.14% and 1.10%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	3/31/2019			12/31/2018			9/30/2018
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,253,655	$194,510	5.19%	$14,978,169	$196,881	5.24%	$14,825,572	$191,014	5.13%
Residential mortgage loans	4,385,634	47,829	4.36	4,345,811	53,836	4.96	4,230,471	48,145	4.55
Consumer and other loans	2,960,397	42,540	5.83	3,040,208	44,275	5.78	3,106,330	43,966	5.62
Total loans and leases	22,599,686	284,879	5.11	22,364,188	294,992	5.26	22,162,373	283,125	5.09
Mortgage loans held for sale	95,588	1,054	4.41	63,033	721	4.58	87,823	1,037	4.72
Investment securities (2)	5,052,922	36,125	2.90	4,782,844	30,559	2.61	5,016,163	29,793	2.43
Other earning assets	533,745	4,026	3.06	581,673	3,924	2.68	456,120	3,112	2.71
Total earning assets	28,281,941	326,084	4.68	27,791,738	330,196	4.74	27,722,479	317,067	4.57
Allowance for loan and lease losses	(140,915)			(138,675)			(139,075)
Non-earning assets	2,692,474			2,680,404			2,462,827
Total assets	$30,833,500			$30,333,467			$30,046,231

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,458,634	$11,396	1.04%	$4,212,304	$9,420	0.89%	$4,296,392	$8,841	0.82%
Savings and money market accounts	9,089,099	28,762	1.28	9,169,184	26,062	1.13	9,237,614	23,076	0.99
Time deposits	3,859,354	20,077	2.11	3,457,017	16,666	1.91	3,023,180	12,484	1.64
Total interest-bearing deposits (3)	17,407,087	60,235	1.40	16,838,505	52,148	1.23	16,557,186	44,401	1.06
Short-term borrowings	1,151,219	5,716	2.01	989,156	4,104	1.65	1,196,165	4,727	1.57
Long-term debt	1,463,862	9,649	2.67	1,428,196	8,923	2.48	1,381,010	8,714	2.50
Total interest-bearing liabilities	20,022,168	75,600	1.53	19,255,857	65,175	1.34	19,134,361	57,842	1.20
Non-interest-bearing deposits	6,271,313			6,646,071			6,684,343
Non-interest-bearing liabilities	434,516			470,501			292,445
Total liabilities	26,727,997			26,372,429			26,111,149
Total shareholders' equity	4,105,503			3,961,038			3,935,082
Total liabilities and shareholders' equity	$30,833,500			$30,333,467			$30,046,231

Net interest income/Net interest spread		$250,484	3.15%		$265,021	3.40%		$259,225	3.37%
Taxable equivalent benefit		1,349	0.02		1,427	0.02		1,461	0.02
Net interest income (TE)/Net interest margin (TE) (1)		$251,833	3.59%		$266,448	3.81%		$260,686	3.74%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended March 31, 2019, December 31, 2018, and September 30, 2018, were 1.03%, 0.88% and 0.76%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Nine Months Ended
	9/30/2019			9/30/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$15,728,652	$604,953	5.16%	$14,517,767	$534,504	4.94%	22
Residential mortgage loans	4,486,188	148,156	4.40	3,811,786	129,854	4.54	(14)
Consumer and other loans	2,869,631	125,246	5.84	3,069,198	127,312	5.55	29
Total loans and leases	23,084,471	878,355	5.10	21,398,751	791,670	4.96	14
Mortgage loans held for sale	155,517	4,578	3.93	89,845	3,027	4.49	(56)
Investment securities (2)	4,798,142	99,860	2.82	4,940,093	87,212	2.41	41
Other earning assets	636,158	12,436	2.61	571,346	9,524	2.23	38
Total earning assets	28,674,288	995,229	4.66	27,000,035	891,433	4.43	23
Allowance for loan and lease losses	(145,017)			(142,960)
Non-earning assets	2,693,240			2,466,370
Total assets	$31,222,511			$29,323,445

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,466,275	$34,325	1.03%	$4,384,425	$24,542	0.75%	28
Savings and money market accounts	9,097,732	92,565	1.36	9,018,101	56,089	0.83	53
Time deposits	4,182,394	69,964	2.24	2,740,119	28,173	1.37	87
Total interest-bearing deposits (3)	17,746,401	196,854	1.48	16,142,645	108,804	0.90	58
Short-term borrowings	979,315	14,793	2.02	1,073,296	10,578	1.32	70
Long-term debt	1,429,634	28,426	2.66	1,380,000	23,824	2.31	35
Total interest-bearing liabilities	20,155,350	240,073	1.59	18,595,941	143,206	1.03	56
Non-interest-bearing deposits	6,380,082			6,587,729
Non-interest-bearing liabilities	481,794			283,438
Total liabilities	27,017,226			25,467,108
Total shareholders' equity	4,205,285			3,856,337
Total liabilities and shareholders' equity	$31,222,511			$29,323,445

Net interest income/Net interest spread		$755,156	3.07%		$748,227	3.40%	(33)
Tax-equivalent benefit		3,994	0.02		4,357	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$759,150	3.54%		$752,584	3.72%	(18)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the nine months ended September 30, 2019 and 2018 were 1.09% and 0.64%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	9/30/2019			6/30/2019			3/31/2019			12/31/2018			9/30/2018
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%	$193	$15,957	4.80%
Acquired loans	68	4,802	5.62	72	5,137	5.64	72	5,408	5.35	86	5,748	5.97	90	6,205	5.78
Total loans and leases	$297	$23,523	5.01%	$297	$23,121	5.14%	$285	$22,600	5.10%	$295	$22,364	5.24%	$283	$22,162	5.08%

	9/30/2019			6/30/2019			3/31/2019			12/31/2018			9/30/2018
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(14)	111	(1.24)	(14)	124	(1.15)	(11)	136	(0.92)	(19)	144	(1.46)	(17)	144	(1.23)
Total loans and leases	$(14)	$111	(0.25)%	$(14)	$124	(0.25)%	$(11)	$136	(0.22)%	$(19)	$144	(0.38)%	$(17)	$144	(0.35)%

	6/30/2019			6/30/2019			3/31/2019			12/31/2018			9/30/2018
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans and leases, net	$229	$18,721	4.86%	$225	$17,984	5.00%	$213	$17,192	5.02%	$209	$16,616	4.99%	$193	$15,957	4.80%
Acquired loans	54	4,913	4.38	58	5,261	4.49	61	5,544	4.43	67	5,892	4.51	73	6,349	4.55
Total loans and leases	$283	$23,634	4.76%	$283	$23,245	4.89%	$274	$22,736	4.88%	$276	$22,508	4.86%	$266	$22,306	4.73%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	9/30/2019			6/30/2019			3/31/2019
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$131,359	$99,850	$1.89	$133,791	$101,598	$1.88	$130,477	$100,131	$1.82
Less: Preferred stock dividends	—	3,599	0.07	—	949	0.02	—	3,598	0.07
Income available to common shareholders (GAAP)	$131,359	$96,251	$1.82	$133,791	$100,649	$1.86	$130,477	$96,533	$1.75

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	—	—	—	1,012	769	0.01	—	—	—

Non-interest expense adjustments (1)(3):
Merger-related expense	—	—	—	(10)	(7)	—	(334)	(254)	—
Compensation-related expense	—	—	—	—	—	—	(9)	(7)	—
Impairment of long-lived assets, net of (gain) loss on sale	—	—	—	(22)	(17)	—	986	749	0.01
Other non-core non-interest expense	—	—	—	107	81	—	(3,129)	(2,378)	(0.04)
Total non-interest expense adjustments	—	—	—	75	57	—	(2,486)	(1,890)	(0.03)
Core earnings (Non-GAAP)	131,359	96,251	1.82	134,878	101,475	1.87	127,991	94,643	1.72
Provision for credit losses (1)	8,986	6,829		10,755	8,174		13,763	10,460
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$140,345	$103,080		$145,633	$109,649		$141,754	$105,103

	For the Three Months Ended
	12/31/2018			9/30/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$83,907	$130,039	$2.34	$131,866	$101,465	$1.79
Less: Preferred stock dividends	—	949	0.02	—	3,599	0.06
Income available to common shareholders (GAAP)	$83,907	$129,090	$2.32	$131,866	$97,866	$1.73

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments	49,844	37,882	0.68	(1)	(1)	—
Other non-core non-interest income	415	316	—	—	—	—
Total non-interest income adjustments	50,259	38,198	0.68	(1)	(1)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	(238)	(353)	—	973	743	0.01
Compensation-related expense	184	140	—	1,104	839	0.01
Impairment of long-lived assets, net of (gain) loss on sale	64	49	—	3,286	2,497	0.05

Gain on early termination of loss share agreements	—	—	—	(2,708)	(2,058)	(0.04)
Other non-core non-interest expense	2,600	1,976	0.04	(1,955)	(1,486)	(0.02)
Total non-interest expense adjustments	2,610	1,812	0.04	700	535	0.01
Income tax expense - impact of the Tax Cuts and Jobs Act	—	(65,317)	(1.18)	—	—	—
Core earnings (Non-GAAP)	136,776	103,783	1.86	132,565	98,400	1.74
Provision for credit losses (1)	13,094	9,951		11,384	8,652
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$149,870	$113,734		$143,949	$107,052

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, and gains, losses, and impairment charges on long-lived assets.

	For the Nine Months Ended
	9/30/2019			9/30/2018
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$395,627	$301,579	$5.58	$318,620	$240,210	$4.29
Less: Preferred stock dividends	—	8,146	0.15	—	8,146	0.15
Income available to common shareholders (GAAP)	$395,627	$293,433	$5.43	$318,620	$232,064	$4.14

Non-interest income adjustments (1)(3):
Loss (gain) on sale of investments	1,012	769	0.01	55	41	—

Non-interest expense adjustments (1)(3):
Merger-related expense	(344)	(261)	—	31,533	24,272	0.44
Compensation-related expense	(9)	(7)	—	4,106	3,121	0.06
Impairment of long-lived assets, net of (gain) loss on sale	964	732	0.01	10,773	8,187	0.15
Gain on early termination of loss share agreements	—	—	—	(2,708)	(2,058)	(0.04)
Other non-core non-interest expense	(3,022)	(2,297)	(0.04)	(2,733)	(2,078)	(0.04)
Total non-interest expense adjustments	(2,411)	(1,833)	(0.03)	40,971	31,444	0.57
Income tax expense (benefit) - impact of the Tax Cuts and Jobs Act	—	—	—	—	6,572	0.12
Income tax expense (benefit) - other	—	—	—	—	173	—
Core earnings (Non-GAAP)	394,228	292,369	5.41	359,646	270,294	4.83
Provision for credit losses (1)	33,504	25,463		27,290	20,740
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$427,732	$317,832		$386,936	$291,034

(1) Excluding preferred stock dividends and merger-related expense, after-tax amounts are calculated using a tax rate of 24% , which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, and gains, losses, and impairment charges on long-lived assets.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Net interest income (GAAP)	$249,333	$255,339	$250,484	$265,021	$259,225
Taxable equivalent benefit	1,320	1,338	1,349	1,427	1,461
Net interest income (TE) (Non-GAAP) (1)	250,653	256,677	251,833	266,448	260,686

Non-interest income (GAAP)	63,674	58,825	52,509	969	53,087
Taxable equivalent benefit	468	465	478	539	463
Non-interest income (TE) (Non-GAAP) (1)	64,142	59,290	52,987	1,508	53,550
Taxable equivalent revenues (Non-GAAP) (1)	314,795	315,967	304,820	267,956	314,236
Securities (gains) losses and other non-interest income	—	1,012	—	50,259	(1)
Core taxable equivalent revenues (Non-GAAP) (1)	$314,795	$316,979	$304,820	$318,215	$314,235

Total non-interest expense (GAAP)	$172,662	$169,618	$158,753	$168,989	$169,062
Less: Intangible amortization expense	4,410	4,786	5,009	5,083	5,382
Tangible non-interest expense (Non-GAAP) (2)	168,252	164,832	153,744	163,906	163,680
Less: Merger-related expense	—	(10)	(334)	(238)	973
Compensation-related expense	—	—	(9)	184	1,104
Impairment of long-lived assets, net of (gain) loss on sale	—	(22)	986	64	3,286
Gain on early termination of loss share agreements	—	—	—	—	(2,708)
Other non-core non-interest expense	—	107	(3,129)	2,600	(1,955)
Core tangible non-interest expense (Non-GAAP) (2)	$168,252	$164,757	$156,230	$161,296	$162,980

Return on average assets (GAAP)	1.26%	1.30%	1.32%	1.70%	1.34%
Effect of non-core revenues and expenses	—	0.01	(0.03)	(0.33)	0.01
Core return on average assets (Non-GAAP)	1.26%	1.31%	1.29%	1.37%	1.35%

Efficiency ratio (GAAP)	55.2%	54.0%	52.4%	63.5%	54.1%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.3)	(0.3)	(0.4)	(0.3)
Efficiency ratio (TE) (Non-GAAP) (1)	54.9%	53.7%	52.1%	63.1%	53.8%
Effect of amortization of intangibles	(1.5)	(1.5)	(1.6)	(1.9)	(1.7)
Effect of non-core items	—	(0.2)	0.8	(10.5)	(0.2)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	53.4%	52.0%	51.3%	50.7%	51.9%

Return on average common equity (GAAP)	9.46%	10.05%	9.85%	13.38%	10.21%
Effect of non-core revenues and expenses	—	0.08	(0.19)	(2.63)	0.06
Core return on average common equity (Non-GAAP)	9.46%	10.13%	9.66%	10.75%	10.27%
Effect of intangibles (2)	5.02	5.45	5.37	6.23	6.07
Core return on average tangible common equity (Non-GAAP) (2)	14.48%	15.58%	15.03%	16.98%	16.34%

Total shareholders' equity (GAAP)	$4,283,300	$4,238,000	$4,141,831	$4,056,277	$3,942,361
Less: Goodwill and other intangibles	1,301,348	1,305,752	1,310,458	1,315,462	1,305,915
Preferred stock	228,485	228,485	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,753,467	$2,703,763	$2,699,276	$2,608,718	$2,504,349

Total assets (GAAP)	$31,734,598	$31,446,532	$31,260,189	$30,833,015	$30,118,387
Less: Goodwill and other intangibles	1,301,348	1,305,752	1,310,458	1,315,462	1,305,915
Tangible assets (Non-GAAP) (2)	$30,433,250	$30,140,780	$29,949,731	$29,517,553	$28,812,472
Tangible common equity ratio (Non-GAAP) (2)	9.05%	8.97%	9.01%	8.84%	8.69%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.

	For the Nine Months Ended
	9/30/2019	9/30/2018
Net interest income (GAAP)	$755,156	$748,227
Taxable equivalent benefit	3,994	4,357
Net interest income (TE) (Non-GAAP) (1)	759,150	752,584

Non-interest income (GAAP)	175,008	151,593
Taxable equivalent benefit	1,411	1,140
Non-interest income (TE) (Non-GAAP) (1)	176,419	152,733
Taxable equivalent revenues (Non-GAAP) (1)	935,569	905,317
Securities (gains) losses and other non-interest income	1,012	55
Core taxable equivalent revenues (Non-GAAP) (1)	$936,581	$905,372

Total non-interest expense (GAAP)	$501,033	$553,910
Less: Intangible amortization expense	14,205	16,595
Tangible non-interest expense (Non-GAAP) (2)	486,828	537,315
Less: Merger-related expense	(344)	31,533
Compensation-related expense	(9)	4,106
Impairment of long-lived assets, net of (gain) loss on sale	964	10,773
Gain on early termination of loss share agreements	—	(2,708)
Other non-core non-interest expense	(3,022)	(2,733)
Core tangible non-interest expense (Non-GAAP) (2)	$489,239	$496,344

Return on average assets (GAAP)	1.29%	1.10%
Effect of non-core revenues and expenses	—	0.17
Core return on average assets (Non-GAAP)	1.29%	1.27%

Efficiency ratio (GAAP)	53.9%	61.6%
Effect of tax benefit related to tax-exempt income	(0.3)	(0.4)
Efficiency ratio (TE) (Non-GAAP) (1)	53.6%	61.2%
Effect of amortization of intangibles	(1.6)	(1.9)
Effect of non-core items	0.2	(4.5)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	52.2%	54.8%

Return on average common equity (GAAP)	9.78%	8.33%
Effect of non-core revenues and expenses	—	0.02
Core return on average common equity (Non-GAAP)	9.78%	8.35%
Effect of intangibles (2)	4.74	4.88
Core return on average tangible common equity (Non-GAAP) (2)	14.52%	13.23%

Total shareholders' equity (GAAP)	$4,283,300	$3,942,361
Less: Goodwill and other intangibles	1,301,348	1,305,915
Preferred stock	228,485	132,097
Tangible common equity (Non-GAAP) (2)	$2,753,467	$2,504,349

Total assets (GAAP)	$31,734,598	$30,118,387
Less: Goodwill and other intangibles	1,301,348	1,305,915
Tangible assets (Non-GAAP) (2)	$30,433,250	$28,812,472
Tangible common equity ratio (Non-GAAP) (2)	9.05%	8.69%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21%.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.